SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

ARTHROCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

7500 Rialto Blvd., Building Two, Suite 100
Austin, TX 78735
(512) 391-3900
(Address and Telephone Number of Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 5, 2008, Gyrus Medical Ltd. and Gyrus Group PLC (“Gyrus”) commenced an arbitration proceeding against ArthroCare Corporation (the “Company”).  In its arbitration notice, Gyrus alleged that, under the Settlement Agreement dated June 28, 1999 among the Company, Gyrus Medical Ltd., and Ethicon, Inc. and certain Ethicon affiliates (“Ethicon”), the Company had made “material changes” to certain of its arthroscopy products — the Super TurboVac 90, the UltraVac, the Super MultiVac 50, the TurboVac 90XL and the MultiVac XL — and that those products infringed two Gyrus patents.  Shortly thereafter, on June 12, 2008, Ethicon and DePuy Mitek, Inc. joined the arbitration (Gyrus, Ethicon and DePuy Mitek collectively, the “Claimants”).  The Company filed a counterclaim in the arbitration for breach of the Settlement Agreement, alleging that Ethicon had not paid certain royalties when due under the Settlement Agreement.

On June 10, 2009, the arbitration panel issued its interim decision and award.  The panel ruled in favor of the Claimants on all issues, including the patent infringement and breach of contract claims, and against the Company on its breach of contract counterclaim.  The panel awarded the Claimants (i) $11.7 million for royalties on the patents due from April 2001 through February 2009, including pre-judgment interest of 10% through July 15, 2009; (ii) a 6.5% royalty for all sales of the infringing products starting from March 1, 2009; and (iii) reasonable attorneys’ fees and costs, including the costs of the arbitration.

The arbitration panel’s ruling will become final and binding on all parties with respect to the issues that were the subject of the arbitration on July 15, 2009 if the panel has not heard from the Company or the Claimants by that date.  The parties are directed to confer and seek to agree on payment and, if agreement cannot be reached, the panel will provide the necessary relief.  The Company has not yet determined whether to challenge the panel’s decision or award.  Until the final amount and payment terms of the award become known, the Company is unable to assess whether the award will have a material adverse effect on its financial position and cash flows.

The Claimants brought the arbitration proceeding against the Company after the Company’s initiation on November 14, 2007 of a lawsuit against Gyrus Medical Inc., Gyrus ENT L.L.C. and Gyrus ACMI Inc., Case No. 1:07-CV-00729-SLR in the United States District Court for the District of Delaware, in which the Company seeks monetary damages and equitable relief for claims of patent infringement relating to U.S. Patent No. 5,697,882.  In the lawsuit, the Company alleges that the use of Gyrus’s “PlasmaCision” and “PlasmaKinetic” products and systems infringes the ’882 patent.  This litigation is currently pending and the case has been set for trial beginning on November 2, 2009.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Statements that are not historical facts are forward-looking statements.  Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events.  Factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation, the Company’s final determination whether to challenge the arbitration panel’s decision or award; other pending litigation; the potential exercise by the lenders under the Company’s Credit Agreement dated January 13, 2006, as subsequently amended (the “Credit Agreement”), of any available rights, powers or remedies of the lenders, including the lenders’ right to accelerate the maturity of the indebtedness currently outstanding under the Credit Agreement; unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”); the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public auditing firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation and the anticipated arbitration proceeding; the results of the investigations being conducted by the SEC and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company's financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2009	ARTHROCARE CORPORATION

	By:	/s/ David Fitzgerald
David Fitzgerald
Acting Chief Executive Officer